Exhibit 10.62

03/26/2004

LEASE AGREEMENT

THIS LEASE is executed this 26th day of March , 2004, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership (“Landlord”), and CHARLES & COLVARD, LTD., a North Carolina corporation (“Tenant”).

WITNESSETH:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a) Leased Premises (shown outlined in Exhibit A hereto): Suite A of the building (the “Building”) located at 300 Perimeter Park Drive, Morrisville, North Carolina 27560, within Perimeter Park (the “Park”).

(b) Rentable Area: approximately 16,517 rentable square feet.

(c) Tenant’s Proportionate Share: 29.67%.

(d) Minimum Annual Rent:	07/01/2004 – 06/30/2005	$113,554.38	(1)
	07/01/2005 – 06/30/2006	$23,278.65	(2)
	07/01/2006 – 06/30/2007	$143,227.20
	07/01/2007 – 06/30/2008	$146,807.88
	07/01/2008 – 06/30/2009	$150,478.08
	07/01/2009 – 06/30/2010	$154,239.96
	07/01/2010 – 06/30/2011	$158,096.05

(1)	represents ten (10) Monthly Rental Installments
(2)	represents two (2) Monthly Rental Installments

(e) Monthly Rental Installments:	07/01/2004 – 08/31/2004	$0.00
	09/01/2004 – 06/30/2005	$11,355.44
	07/01/2005 – 04/30/2006	$0.00
	05/01/2006 – 06/30/2006	$11,639.32
	07/01/2006 – 06/30/2007	$11,935.60
	07/01/2007 – 06/30/2008	$12,233.99
	07/01/2008 – 06/30/2009	$12,539.84
	07/01/2009 – 06/30/2010	$12,853.33
	07/01/2010 – 06/30/2011	$13,174.67

(f) Intentionally Omitted

(g) Target Commencement Date: 07/01/2004.

(h) Lease Term: Seven (7) years.

(i) Security Deposit: $11,355.44.

(j) Broker(s): Advantis GVA representing Tenant.

(k) Permitted Use: cutting, storage, and sales of silicon carbide products, and office and administrative uses reasonably ancillary thereto.

(l) Address for notices and payments are as follows:

Landlord:	Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn.: Raleigh Market – Senior Property Manager
1800 Perimeter Park Drive, Suite 200
Morrisville, North Carolina 27560

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With a copy to:	Duke Realty Limited Partnership
c/o Duke Realty Corporation
Attn.: Elizabeth C. Belden, Vice President/Corporate Counsel
3950 Shackleford Road, Suite 300
Duluth, Georgia 30096

With Rental Payments to:	Duke Realty Limited Partnership
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

Tenant:	Charles & Colvard, Ltd.
300 Perimeter Park Drive, Suite A
Morrisville, North Carolina 27560

(m) Guarantor(s): None.

EXHIBITS

Exhibit A -    Leased Premises

Exhibit B -    Tenant Improvements

Exhibit B-1 - Scope of Work

Exhibit C -    Letter of Understanding

Exhibit D -    Rules and Regulations

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Lease Term shall commence as of the date (the “Commencement Date”) that Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined in Section 2.02 below) occurs.

Section 2.02. Construction of Tenant Improvements. Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Exhibit B attached hereto and made a part hereof.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, normal wear and tear and casualty excepted. Tenant shall also remove its personal property, trade fixtures and any of Tenant’s alterations designated by Landlord (including wiring and cabling), promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant’s expense, Landlord may cause all of said property to be removed at Tenant’s expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant’s cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, unless Landlord and Tenant otherwise agree in writing, Tenant shall become a tenant from month to month at one hundred forty percent (140%) of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days’ prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

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ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

Section 3.02. Additional Rent.

(a) In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as “Additional Rent,” Tenant’s Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and Common Areas.

(b) “Operating Expenses” shall mean all of Landlord’s expenses for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management or administrative fees (not to exceed five percent (5%) of the gross rental revenue of the Building); utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners’ association; security services; insurance premiums and deductibles; and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, storm conveyance systems, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles), and only the amortized portion shall be included in Operating Expenses.

(c) “Real Estate Taxes” shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord’s business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord’s option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord’s counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

(d) Notwithstanding anything to the contrary contained in this Section 3.02, Operating Expenses shall not include the following:

(i) leasing commissions;

(ii) costs and expenses incurred by Landlord for which Landlord is actually reimbursed by parties other than tenants of the Building, including, without limitation, insurance proceeds;

(iii) the initial construction cost of the Building or any depreciation thereof;

(iv) any debt service or costs related to the sale or financing of the Building or underlying land;

(v) the cost of improvements provided for any other tenant’s space;

(vi) any special services rendered to tenants (including Tenant) for which a separate charge is made; and

(vii) penalties or late fees assessed against Landlord.

Section 3.03. Payment of Additional Rent. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. After the first two (two) months of the Lease Term, Tenant shall pay to Landlord each

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month, at the same time the Monthly Rental Installment is due, unless otherwise agreed to, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder is paid after the due date, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest (“Prime Rate”) plus four percent (4%) per annum.

Section 3.05. Maximum Increase in Operating Expenses. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant’s Proportionate Share of Real Estate Taxes, insurance premiums, utilities, exterior janitorial services, snow removal, landscaping and management or administrative fees applicable to such expenses (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant’s obligation to pay all other Building Operating Expenses which are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a six percent (6%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of six percent (6%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31, 2004.

Section 3.06. Right to Audit. Tenant will be entitled from time to time to audit and verify the operations of the Building and the related books and records of Landlord to assure that the Operating Expenses from time to time reported by Landlord are in keeping with the provisions of this Article 3. As to any calendar year, any undertaking by Tenant must be initiated within ninety (90) days of receipt by Tenant of the statement of Additional Rent delivered by Landlord pursuant to Section 3.03 above; and absent fraud or gross negligence on Landlord’s part, the Operating Expenses as timely reported by Landlord for the calendar year will be deemed controlling upon the expiration of Tenant’s audit and verification rights for such calendar year. In the event of any errors, the appropriate party will make a correcting payment in full to the other party within thirty (30) days after the determination and communication to all parties of the amount of such error. Notwithstanding the foregoing, Tenant shall be prohibited from using any third party audit firm that is paid on a contingent fee basis.

ARTICLE 4 - SECURITY DEPOSIT

Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a default by Tenant Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the Security Deposit to Tenant.

ARTICLE 5 - USE

Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including directions as to the non-exclusive use of parking spaces, as well as the Building rules and regulations that may be adopted by Landlord from time to time. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or injures or annoys them. Landlord shall not be responsible to Tenant for the nonperformance

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by any other tenant or occupant of the Building of its lease or of any rules and regulations; provided, however, that Landlord shall uniformly enforce such reasonable directions, rules and regulations. Tenant shall not overload the floors of the Leased Premises. Landlord acknowledges that Tenant’s installation of its safe (the specifications for which have been heretofore delivered to Landlord) in the Leased Premises shall not overload the floor. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged.

Section 5.03. Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper (provided, however, that Landlord shall not obscure Tenant’s approved signage); (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper so long as such control, change or alteration does not (i) materially and adversely affect Tenant’s use of the Leased Premises for the Permitted Use, (ii) decrease the number of parking space allocated to Tenant pursuant to Section 17.05 below, or (iii) obscure Tenant’s approved signage; and (c) Landlord or Landlord’s agent, accompanied by a representative of Tenant (provided one is made available to Landlord), shall be permitted to inspect or examine the Leased Premises at any reasonable time upon at least twenty-four (24) hours’ prior notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord that are the responsibility of Tenant hereunder and that Tenant has failed to make within the applicable cure period shall be at Tenant’s expense, except as provided in Section 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Without limiting the foregoing, Landlord covenants and agrees that in exercising any of its rights under this Section 5.03, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Leased Premises for the Permitted Use.

ARTICLE 6 - UTILITIES AND SERVICES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including janitorial services. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers to Tenant) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility “deregulation”, Landlord may choose the service provider. Notwithstanding the foregoing, to the extent that (a) such interruption of service is caused by the negligence or willful misconduct of Landlord or its employees and (b) such interruption of service renders the Leased Premises or any portion of the Leased Premises untenantable for a period of four (4) consecutive business days after Landlord receives written notice from Tenant of such interruption of service, Minimum Annual Rent shall abate with respect to the area which is affected for each such consecutive day after said four (4) business day period that such area of the Leased Premises is so rendered until such service is restored. The rent abatement shall equal the Monthly Rental Installment due for the period of the interruption with respect to the square footage affected. Provided, however, to the extent that such interruption is caused or continues as a result of (i) Force Majeure (as defined in Section 16.04 hereof), or (ii) the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees, Tenant shall not be entitled to any abatement hereunder. The Leased Premises shall be considered untenantable if Tenant does not use the Leased Premises or portion thereof affected in the conduct of its normal business operations as a result of said interruption of service to the Leased Premises. It is agreed and understood that Tenant shall not use nor be entitled to use the Leased Premises or portion thereof affected to conduct its normal business operations during any day for which Landlord is obligated to abate rent hereunder. The abatement herein provided shall be Tenant’s sole and exclusive remedy for interruption of service. Landlord agrees to use its reasonable efforts to restore such utility service as soon as possible.

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ARTICLE 7 - MAINTENANCE AND REPAIRS

Section 7.01. Tenant’s Responsibility. During the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, including interior janitorial services, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems (including light bulb replacement), heating and air conditioning systems (the “HVAC systems”), plate glass, floors, windows and doors, and plumbing systems, and shall obtain a preventive maintenance contract on the HVAC systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

Section 7.02. Landlord’s Responsibility. During the Lease Term, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses to the extent provided in Section 3.02; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant’s expense.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that Tenant shall have the right to make alterations to the Leased Premises without obtaining Landlord’s prior written consent provided that (a) such alterations do not exceed Ten Thousand Dollars ($10,000.00) in cost in any one instance and Sixty Thousand Dollars ($60,000.00) in cost in the aggregate during the Lease Term; (b) such alterations are non-structural in nature; and (c) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same. All alterations to the Leased Premises shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien. Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation hereunder to remove any alterations or improvements which have been made by Tenant with the express written consent of Landlord, unless, at the time of granting such consent, Landlord has expressly required the removal of such alterations or improvements.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating

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to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant’s Insurance.

(a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii) Casualty Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

(iii) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(iv) Business Interruption Insurance. Business Interruption Insurance covering rental income of one (1) year.

(b) All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be (A) changed in any way that would make such insurance not in compliance with this Section 8.04, (B) canceled, or (C) permitted to lapse, in each case on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 27, evidencing all required coverages, together with a copy of the endorsements to Tenant’s commercial general liability policies naming the appropriate additional insureds. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage

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coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b) Casualty Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the final year of the term hereof, then Landlord, in its sole discretion, may, without regard to the aforesaid one hundred eighty (180) day period, terminate this Lease by written notice to Tenant.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises or parking area shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or denied. In the event of any assignment or subletting, (a) Tenant shall remain primarily liable hereunder, and (b) if the entire Leased Premises is assigned or sublet, any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord’s right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord’s opinion (x) the Leased Premises are or may be in any way adversely affected; (y) the business reputation of the proposed assignee or subtenant is unacceptable; or (z) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations under the proposed assignment or sublease. In the event that Tenant sublets the Leased Premises or any part thereof, or assigns this Lease and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord 50% of the gross excess in such rent less

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reasonable cost of subleasing (including commissions, advertising costs, legal costs, and tenant improvement costs) as such rent is received by Tenant and 50% of any other consideration received by Tenant (excluding any consideration received in connection with a sale of Tenant’s assets) from such subtenant in connection with such sublease or, in the case of any assignment of this Lease by Tenant, Landlord shall receive 50% of any consideration paid to Tenant by such assignee in connection with such assignment. In addition, should Landlord agree to an assignment or sublease agreement, Tenant will pay to Landlord on demand the sum of $500.00 to partially reimburse Landlord for its costs, including reasonable attorneys’ fees, incurred in connection with processing such assignment or subletting request. Notwithstanding any provision of this Lease to the contrary, should Tenant receive consent from Landlord to sublease or assign its interest in the Premises and seek to sublease or assign its interest in the Premises in accordance with this paragraph, Tenant shall not use the name of Landlord or any insignia of Landlord in any of its advertising for such sublease or assignment.

Section 11.02. Permitted Transferee. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11 (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance. In the event a transferee shall agree to assume the obligations and liabilities of Landlord under the Lease prior to the date of the transfer, Landlord shall be released from all obligations and liabilities under the Lease.

Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage provided that the holder of said mortgage agrees not to disturb Tenant’s possession of the Leased Premises so long as Tenant is not in default hereunder, as evidenced by a subordination, non-disturbance agreement signed by said holder. Promptly following Landlord’s request, Tenant shall execute such a subordination and non-disturbance agreement (“SNDA”). Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default. Tenant acknowledges that such SNDA may provide that (i) in the event the mortgagee files suit to foreclose the mortgage, the mortgagee will not join Tenant in the foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease, (ii) in the event mortgagee succeeds to the interest of mortgagor, as Landlord, and Tenant is not in default under the terms, covenants or conditions of the Lease, the mortgagee shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, (iii) Tenant agrees to attorn to mortgagee, and (iv) Tenant agrees to give mortgagee notice of Landlord’s default and opportunity to cure.

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ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) business days following written notice from Landlord on the first occasion in any twelve (12) month period, and (ii) within five (5) business days after the same is due on any subsequent occasion within said twelve (12) month period, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

(c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(d) All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

(e) Tenant shall fail to vacate the Leased Premises upon termination of the Lease.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action.

(b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may lawfully re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Landlord shall have the right to lawfully secure the Premises against unauthorized entry and allow Tenant supervised access to the Leased Premises to remove those items belonging to Tenant which are not the subject of a security interest by Landlord. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant’s default (“Default Damages”), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, Tenant Improvements, brokers’ commissions and attorneys’ fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

(c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, Landlord shall have the right to secure the Premises against unauthorized entry, allow Tenant

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supervised access to the Leased Premises to remove those items belonging to Tenant which are not the subject of a security interest by Landlord and Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord’s Default Damages.

(d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. As to Landlord’s maintenance and repair obligations under Section 7.02 above, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within said 30-day period, Tenant may undertake all reasonable action to cure Landlord’s failure of performance. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

Intentionally Omitted

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

Section 15.01. Definitions.

(a) “Environmental Laws” - All present or future federal, state and municipal laws, codes, orders, decrees, ordinances, rules and regulations as well as the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous, waste, substance, or material, gas or petroleum product.

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(b) “Hazardous Substances” - For purposes of this Lease, “Hazardous Substances” means and includes any hazardous or toxic substance, pollutant, contaminant, gas, or petroleum product defined as such in (or for purposes of) any Environmental Laws.

Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.05. Landlord’s Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby.

Section 15.06. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

Section 15.07. Landlord’s Representation. To the best of Landlord’s knowledge and belief Landlord represents that as of the Commencement Date of the term hereof, the Leased Premises and Common Areas shall either be in compliance with all governmental codes, ordinances, rules and regulations (including but not limited to all environmental laws) or, if required at such time, shall be brought into such compliance.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Guaranty. In consideration of Landlord’s leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any

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obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 16.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due the Brokers based on this Lease pursuant to separate agreements between Landlord and the Brokers.

Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.09. Financial Statements. In the event that Tenant is no longer a publicly traded company, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord agrees that it shall maintain the confidentiality of such financial statements during the Lease Term; provided, however, that said obligation shall not be construed so as to prohibit Landlord from disclosing the contents of the financial statements to (a) officers and employees of Landlord and those agents, attorneys and consultants of Landlord reasonably requiring access, (b) actual or prospective lenders, purchasers, investors or shareholders of Landlord, (c) any entity or agency required by law, or (d) any entity or agency which is reasonably necessary to protect Landlord’s interest in any action, suit or proceeding brought by or against Landlord and relating to the subject matter of this Lease.

Section 16.10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

ARTICLE 17 – SPECIAL PROVISIONS

Section 17.01. Option To Extend.

(a) Grant and Exercise of Option. Provided that (i) Tenant has not been in default beyond any applicable notice and cure period hereunder at any time during the Lease Term, (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein (or its Permitted Transferee) remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder, Tenant shall have the option to extend the Lease Term for three (3) successive periods of five (5) years each (the “Extension Term(s)”). The leasing of the Leased Premises for the Extension Term shall be upon the same terms and conditions contained in the Lease for the original Lease Term except (i) this provision giving three (3) extension options shall be amended to reflect the remaining options to extend, if any, (ii) any

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improvement allowances or other concessions applicable to the Leased Premises during the original Lease Term shall not apply to the Extension Term, and (iii) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than nine (9) months prior to the expiration of the then current Lease Term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to timely exercise such option shall waive it and any succeeding option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of Landlord’s determination of the Rent Adjustment no later than eight (8) months prior to the commencement of the Extension Term. Tenant shall have thirty (30) days following its receipt of Landlord’s notice to notify Landlord in writing that Tenant objects to the Rent Adjustment and that Tenant either (x) retracts its option to extend the Lease Term, or (y) elects to determine the Rent Adjustment through an appraisal process. If Tenant elects option (x) above, the Lease Term shall expire on its scheduled expiration date and Tenant’s option to extend shall be void and of no further force and effect. If Tenant elects option (y) above, the Rent Adjustment shall be determined in accordance with the appraisal process set forth in subsection (c) below. If Tenant fails to notify Landlord of such election within said thirty (30) day period, Tenant shall be deemed to have accepted the Rent Adjustment set forth in Landlord’s notice to Tenant.

(b) Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be reasonably determined by Landlord based on the monthly rent charged to prospective renewing tenants for comparable buildings (e.g., age, physical condition, number of stories, total size, comparable location) in the area in which the Leased Premises are located, taking into account all financial terms, including without limitation, base rent, free rent, escalations, work contributions and allowances and leasing and brokerage commissions.

(c) Appraisal Process. If, pursuant to subsection (a) above, Tenant elects to determine the Rent Adjustment through an appraisal process, the Rent Adjustment shall be determined as follows:

(i) Selection of Appraisers. Landlord and Tenant shall, within ten (10) days after Landlord’s receipt of Tenant’s election, each select an appraiser to determine the Fair Market Value Rent for the Leased Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices.

(ii) Appraisal. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon the Rent Adjustment. The estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If the two appraisers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of which of the appraisers’ two estimates most closely reflects Rent Adjustment and such estimate shall be binding on both Landlord and Tenant as the Rent Adjustment for the applicable Extension Term. The parties shall share equally in the costs of the third arbitrator.

(d) Monthly Rental. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the applicable Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

(e) Amendment. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the terms and conditions of the applicable Extension Term.

Section 17.02. Right of First Refusal. Provided that (i) Tenant has not been in default beyond any applicable notice and cure period hereunder at any time during the Lease Term, (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein (or its Permitted Transferee) remains in possession of and has been continuously operating in the entire Leased Premises throughout the Term and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder, and subject to any rights of other tenants to the Refusal Space (hereafter defined) superior to Tenant, Landlord shall notify Tenant in writing (“Landlord’s Notice”) upon Landlord’s receipt of a bona fide offer that Landlord desires to accept from an unrelated third party (a “Bona Fide Offer”) to lease any space in the Building (the “Refusal Space”). Landlord’s Notice shall describe in detail the terms of said Bona Fide Offer. Tenant shall have five (5) business days from its receipt of Landlord’s Notice to deliver to Landlord a written acceptance agreeing to lease the Refusal Space on the terms and conditions set forth in the Bona Fide Offer including leasing such other space as may be the subject of such Bona Fide Offer. In the event Tenant fails to notify Landlord of its acceptance within said five (5) business day period, such failure shall be conclusively deemed a waiver

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of Tenant’s rights under this Section 17.02 and a rejection of the Refusal Space, whereupon Landlord shall be free to lease the Refusal Space to the tenant described in said Bona Fide Offer. In the event Tenant accepts the Refusal Space on the terms and conditions set forth in the Bona Fide Offer, Landlord and Tenant shall enter into a lease amendment incorporating such Refusal Space and the increase in Tenant’s Proportionate Share. It is understood and agreed that Tenant’s rights under this Section 17.02 shall not be construed to prevent any tenant in the Building from extending or renewing its lease.

Section 17.03. Option To Terminate. Provided that (i) Tenant has not been in default beyond any applicable notice and cure period hereunder at any time during the Lease Term, and (ii) Tenant originally named herein (or its Permitted Transferee) remains in possession of and has been continuously operating in the entire Leased Premises throughout the Term, Tenant shall have a one time right to terminate the Lease effective as of the end of the sixtieth (60th) month of the Lease Term. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least twelve (12) months prior to the effective date of such termination, and together with such notice, Tenant shall pay to Landlord $192,000.00. In the event Tenant fails to notify Landlord by such notice deadline, Tenant shall be deemed to have waived Tenant’s termination right for the remainder of the term of the Lease and any extensions thereof.

Section 17.05. Parking. Landlord shall make available to Tenant a number of automobile parking spaces (on an unassigned, non-exclusive basis) in the parking area established for the Building based on a formula of three (3) parking spaces for each 1,000 square feet of rentable area within the Leased Premises, rounded to the nearest whole number of spaces.

Section 17.06. Signage.

(a) Suite. Landlord, at its cost and expense, shall provide Tenant with Building standard suite signage on or near the door of the Leased Premises.

(b) Building. Tenant shall have the right to install a Building mounted identification sign with Tenant’s name and/or logo on the parapet of the Building (the “Sign”). The Sign shall be installed, maintained and repaired by Tenant at Tenant’s sole cost and expense and shall comply with all laws, rules, regulations, ordinances and covenants applicable to the Building. Landlord shall have the right to approve the Sign, including the location, size, color and style, which approval shall not be unreasonably withheld. Upon the expiration or early termination of this Lease, Tenant shall remove the Sign and repair any damage caused by such removal at Tenant’s sole cost and expense.

Section 17.07. ADA. Subject to the last sentence hereof, Landlord, at its sole cost and expense, shall be responsible for causing the Building to comply with Title III of the American With Disabilities Act of 1990 (the “ADA”), or the regulations promulgated thereunder (as the ADA is in effect and pertains to the general public), as of the Commencement Date. During the Lease Term, Tenant hereby agrees that it shall be responsible, at its sole cost and expense, for causing the Building, the Common Area and the Leased Premises to comply with the ADA as a result of (i) any special requirements of the ADA relating to accommodations for individual employees, invitees and/or guests of Tenant, and (ii) any alterations made to the Leased Premises by Tenant.

Section 17.08. HVAC.

(a) Landlord hereby warrants that the heating, ventilation and air-conditioning systems servicing the Leased Premises (the “HVAC”) shall be in good working order as of the Commencement Date.

(b) Notwithstanding anything to the contrary set forth in Section 7.01 of this Lease, at such time, if at all, as the cost incurred by Tenant to repair the HVAC in a given calendar year exceeds $5,000.00, in the aggregate, (i) Tenant shall promptly notify Landlord, which notice shall be accompanied by copies of paid invoices evidencing such cost, and (ii) Landlord shall perform all further repairs required to the HVAC during such calendar year at Landlord’s sole cost and expense; provided, however, that in the event such repair is needed as a result of Tenant’s failure to maintain the HVAC properly or the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors or invitees, Tenant shall be required to perform the necessary repairs at its sole cost and expense.

(c) Notwithstanding anything to the contrary set forth in Section 7.01 of this Lease, and without limiting anything set forth in subsection (b) above, in the event that, during the Lease Term, a particular component of the HVAC requires repair or replacement and the estimated cost for such repair or replacement exceeds $2,000.00 (i) Tenant shall promptly notify Landlord of the need for such repair or replacement, (ii) Landlord shall perform such repair or replacement at its cost and expense (subject to

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clause (iii) below), and (iii) Tenant shall reimburse Landlord, as Additional Rent, for the cost of such replacement up to $2,000.00; provided, however, that in the event such replacement is needed as a result of Tenant’s failure to maintain the HVAC properly or the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors or invitees, Tenant shall be required to perform the necessary replacement at its sole cost and expense.

Section 17.09. Memorandum of Lease. The parties agree that this Lease may not be recorded but that either party may request that the other execute a Memorandum of Lease which may be recorded. The parties agree to remove the Memorandum of Lease of record upon the expiration or earlier termination of this Lease. In the event of an early termination as a result of Tenant’s default and vacation of the Leased Premises, Tenant agrees that Landlord can unilaterally remove the Memorandum of Lease of record.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

INDUSTRIAL LEASE

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership

By:	Duke Realty Corporation,
its General Partner

	By:	/s/ H. Andrew Kelton	[SEAL]
	Printed:	H. Andrew Kelton
	Title:	Senior Vice-President

TENANT:

CHARLES AND COLVARD, LTD., a
North Carolina corporation

	By:	/s/ James R. Braun	[SEAL]
	Printed:	James R. Braun
	Title:	V.P.-Finance, CFO, Secretary

END OF EXECUTION SIGNATURES

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EXHIBIT B-1 (Continued)

TENANT ALTERNATES

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EXHIBIT B

TENANT IMPROVEMENTS

1. Landlord’s Obligations. Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner and in compliance with all applicable federal, state, county and municipal laws, ordinances and codes in effect as of the date of the Lease, the Tenant Improvements, in accordance with this Exhibit B.

2. Construction Drawings. On or before the thirtieth (30th) day following the date hereof, Landlord shall prepare and submit to Tenant a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing and installing the Tenant Improvements, which shall be based on the scope of work attached as Exhibit B-1 hereto. Tenant shall have five (5) business days after receipt of the CD’s in which to review the CD’s and to give to Landlord written notice of Tenant’s approval of the CD’s or its requested changes to the CD’s. Tenant shall have no right to request any changes to the CD’s that would increase the scope of work (unless Tenant pays for any increase in cost resulting from such requested changes) or materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant fails to approve or request changes to the CD’s within five (5) business days after its receipt thereof, Tenant shall be deemed to have approved the CD’s and the same shall thereupon be final. If Tenant requests any changes to the CD’s, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the CD’s to Tenant. Tenant may not thereafter disapprove the revised portions of the CD’s unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD’s, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the CD’s, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the CD’s in writing within three (3) business days following Landlord’s written request therefor.

3. Schedule and Early Occupancy. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises for thirty (30) days prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install fixtures (such as racking) and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

4. Change Orders. Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) business days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10) days following Landlord’s request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

5. Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed beyond the Target Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the

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Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement Date.

6. Penalty. Notwithstanding anything to the contrary contained in this Exhibit B, and provided that this Lease is executed by Tenant on or before March 26, 2004, in the event that the Tenant Improvements are not Substantially Complete on or before the date that is fifteen (15) days following the Target Commencement Date, as such date may be extended as a result of Delay, as hereinafter defined (the “Outside Date”), Tenant shall receive one (1) day of free rent for each day after the Outside Date that the Tenant Improvements are not Substantially Complete. For purposes of this Lease, “Delay” shall mean (i) Tenant Delay, and (ii) such additional time as is equal to the time lost by Landlord or Landlord’s contractors or suppliers as a result of Force Majeure, as described in Section 16.04 of the Lease. Except as set forth in this Paragraph 6, no liability whatsoever shall arise or accrue against Landlord by reason its failure to Substantially Complete the Tenant Improvements on or before the Target Commencement Date.

7. Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

8. Moving Allowance. Landlord shall pay to Tenant a moving allowance of $4.50 per rentable square foot within the Leased Premises at such time as all of the following events have occurred: (i) Tenant has taken occupancy of the Leased Premises and has begun operating Tenant’s business therein, and (ii) Tenant has executed and delivered to Landlord the Letter of Understanding required under Paragraph 7 of this Exhibit B above.

9. Definitions. For purposes of this Lease (a) “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant’s occupancy, as established by a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, and (b) “Tenant Delay” shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant’s failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord’s inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.

10. Warranty. Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Commencement Date, that (i) the materials and equipment furnished by Landlord’s contractors in the completion of the Tenant Improvements will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

11. Amortization. In the event Tenant elects to have Landlord construct and install any one or more of the alternatives set forth in Exhibit B-1 hereto, the cost of such alternative(s) (the “Alternative Cost”) shall be paid by Tenant in equal monthly installments over the initial Lease Term at the same time and in the same manner as the Monthly Rental Installments. At the request of either party, Landlord and Tenant shall enter into an amendment to this Lease confirming the Alternative Cost and the amount of said monthly payments. Notwithstanding anything to the contrary contained herein, upon an early termination of the Lease for any reason (including, but not limited to, casualty or condemnation) other than for a Landlord default, Tenant shall immediately pay to Landlord the then unpaid portion of the Alternative Cost.

END OF EXHIBIT B

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EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, common areas, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed by Tenant, even temporarily, or encumbered by Tenant or used for any purpose other than ingress to and egress from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building unless approved by Landlord. Signs on entrance doors shall, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without notice to Tenant or any liability therefor, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6. The bathrooms and plumbing fixtures shall not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the bathrooms or fixtures shall be the responsibility of Tenant.

7. Tenant shall not in any way deface any part of the Premises or the Building.

8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises, or in the Building. No cooking shall be done or permitted by Tenant on the Premises except in conformity with all applicable laws, statutes, regulations and ordinances and then only in the area designated as a kitchen, if any, on the Premises of Tenant, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. Notwithstanding the foregoing, Tenant shall have the right to cook outdoors in connection with outdoor functions and picnics with Landlord’s prior written approval. Except for those odors emitted through the normal use of a toaster or microwave, Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. Intentionally Omitted.

10. No space in the Building shall be used for the sale of merchandise, goods, or property of any kind at auction.

11. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

12. Neither Tenant, nor any of Tenant’s servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant’s business offices.

13. No additional locks or bolts of any kind shall be placed upon any of the doors, walls, accessways, or windows by Tenant (excluding Tenant’s vault and interior swipe cards), nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key or access card, as applicable, is delivered to Landlord. Tenant shall, upon the termination of its tenancy (i) return to Landlord all keys for the Premises and for any area of the Building, or common areas, either furnished to, or otherwise procured by Tenant, (ii) restore the locks, walls, accessways, windows, and doors to their original condition on the date of this Lease by removing any security measures installed by Tenant, repairing any damage to the Premises or to the Building as a result of the restoration and removal, and (iii) in the event of the loss of any keys furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost thereof.

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INDUSTRIAL LEASE

14. Tenant shall not overload any floor.

15. Tenant shall not occupy or permit any portion of the Premises to be used for the possession, storage, manufacture or sale of liquor, narcotics, or tobacco in any form.

16. Tenant shall be responsible for all persons for whom it issues passes and/or keys and shall be liable to Landlord for all acts of such persons.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. The requirements of Tenant will be attended to only by Landlord or the property manager of the Premises.

19. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

20. All paneling, and other wood products not considered furniture shall be of fire retardant materials.

21. No smoking is permitted in the Premises, or in the Building. Smoking is permitted outside the Building in designated smoking areas. All cigarette butts and other refuse should be placed in designated containers.

22. No weapons concealed or visible are permitted in the Premises, in the Building, or on the Land unless such weapon is in the possession of a licensed holder and used specifically for security purposes.

23. In the event the Premises constitute an outdoor patio, exterior generator area, or any open area adjacent to the Premises or on the Land designated under the Lease for the exclusive use of Tenant, Tenant shall use furniture and other equipment in any such areas in form, coloring, substance, design and quality subject to the prior approval of Landlord. In addition, any outdoor patio, exterior generator area, or other open area must be screened on all sides using materials in form, substance, coloring, design, and quality are subject to the prior approval of Landlord, and must be designed and constructed in accordance in accordance with plans and specifications that are subject to the prior approval of Landlord.

Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Lease, the provisions of the Lease shall govern. Landlord shall not be responsible to Tenant or liable for the non-observance or violation of any of these Rules and Regulations by any other tenant.

END OF EXHIBIT C

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EXHIBIT D

LETTER OF UNDERSTANDING

Duke Realty Limited Partnership, an Indiana limited partnership

Attention:

1800 Perimeter Park Drive, Suite 200

Morrisville, NC 27560

RE:	Lease Agreement between Duke Realty Limited Partnership, an Indiana limited partnership (“Landlord”) and (“Tenant”) for the Leased Premises located at (the “Leased Premises”), dated , (the “Lease”). Lease ID No.

Dear Sir or Madame:

The undersigned, on behalf of the Tenant, certifies to the Landlord as follows:

1. The Commencement Date under the Lease is                                              .

2. The Rent Commencement Date is                                              .

3. The Expiration Date of the Lease is                                              .

4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5. The Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punch-list items as agreed upon by the Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

6. To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this          day of                     , 200    .

By:
Printed Name:
Title:

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